Exhibit 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Fifth Amendment" or this "Amendment") is entered into as of August 8, 2014, by and among HERCULES FUNDING II LLC, a Delaware limited liability company ("Borrower"), the lenders identified on the signature page hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, "Agent"), with reference to the following facts, which shall be construed as part of this Fifth Amendment:

RECITALS

A.Borrower, Lenders and Agent have entered into that certain Loan and Security Agreement dated as of August 25, 2008, as amended by that certain First Amendment to Loan and Security Agreement dated as of April 30, 2009, that certain Second Amendment to Loan and Security Agreement dated as of June 20, 2011, that certain Third Amendment to Loan and Security Agreement dated as of August 1, 2012, and that certain Fourth Amendment to Loan and Security Agreement dated as of December 17, 2012 (as amended or modified from time to time, the "Loan Agreement"), pursuant to which Lenders and Agent are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein_ Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B.As of the date hereof, Wells Fargo Capital Finance, LLC is the sole Lender under the Loan Agreement.

C.Borrower has requested that Lenders and Agent agree to amend certain provisions of the Loan Agreement, and Lenders and Agent are willing to do so to the extent provided in, and subject to the terms and conditions of, this Fifth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.Ratification of Existing Loan Documents. Each of the parties acknowledges,

confirms, and ratifies the provisions of the Loan Agreement and the other Loan Documents, which shall be unmodified and shall continue to be in full force and effect in accordance with their terms except as expressly provided under this Fifth Amendment.

2.Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1Addition of New Definitions. Section 1.1 of the Loan Agreement is

amended by adding in appropriate alphabetical order the following new definitions:

"Fifth Amendment" means the Fifth Amendment to Loan and Security Agreement, dated as of August 8, 2014, by and among Lenders, Agent and Borrower.

"Fifth Amendment Closing Date" means August 8, 2014.

"Fifth Amendment Closing Fee" has the meaning given to such term in the Fee Letter.

2.2Amendment to Definition of Fee Letter. Section 1.1 of the Loan

Agreement is amended by deleting the existing definition of the term "Fee Letter" and replacing it with the following amended and restated version thereof:

"Fee Letter" means that certain Third Amended and Restated Fee Letter, dated as of the Fifth Amendment Closing Date, between Borrower and Agent, in form and substance satisfactory to Agent.

2.3Amendment to Definition of Revolving Credit Availability Period.

Section 1.1 of the Loan Agreement is amended by deleting the existing definition of the term "Revolving Credit Availability Period" and replacing it with the following amended and restated version thereof:

"Revolving Credit Availability Period" means the period commencing on the Closing Date and ending on the earlier of (a) August 1, 2017, and (b) termination pursuant to Section 9.1.

2.4Amendment to Interest Rates. Section 2.5 of the Loan Agreement is

amended by deleting the existing text of Section 2.5(a) and replacing it with the following amended and restated version thereof:

(a)Interest Rates. Except as provided in Section 2.5(b)

below, all Obligations (except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i)if the relevant Obligation is a LIBOR Rate

Loan, at a per annum rate equal to (A) the LIBOR Rate plus (B) the LIBOR Rate Margin (provided, however, that in no case shall such per annum rate be less than four percent (4.00%) at any time), and

(ii)otherwise, at a per annum rate equal to

(A) the Base Rate plus (B) the Base Rate Margin (provided, however, that in no case shall such per annum rate be less than four percent (4.00%) at any time).

2.5Amendment to Early Termination by Borrower. Section 3.6 of the Loan

Agreement is amended by deleting the existing text thereof and replacing it with the following amended and restated version thereof:

3.6Early Termination by Borrower. Borrower has the option, at any time upon ninety (90) days prior written notice to Agent, to terminate this Agreement by repaying to Agent all of the Obligations in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section 3.6, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations in full, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure by Agent or Lenders and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding of Borrower, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding of Borrower, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay to Agent, in cash, for the ratable benefit of Lenders, the Applicable Prepayment Premium, if any, determined as of such date. For purposes of this Agreement, "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period starting on the Fifth Amendment Closing Date and ending on July 31, 2015, three percent (3.00%) multiplied by the Maximum Revolver Amount on such date, (b) during the period starting on August 1, 2015 and ending on July 31, 2016, two percent (2.00%) multiplied by the Maximum Revolver Amount on such date, (c) during the period starting on August 1, 2016 and ending on January 31, 2017, one percent (1.00%) multiplied the Maximum Revolver Amount on such date, and (d) thereafter, zero dollars ($0.00).

2.6Amendment to Financial Covenant Regarding Minimum Tangible Net

Worth of HTGC. Section 7.16 of the Loan Agreement is amended by deleting the existing text of Section 7.16(c) and replacing it with the following amended and restated version thereof:

(c)Minimum Tangible Net Worth of HTGC. Permit

HTGC, on a consolidated basis with its Subsidiaries, to fail to maintain as of the end of each of its fiscal quarters a sum of (i) Tangible Net Worth, plus (ii) Subordinated Debt, that is greater than or equal to the sum of (A) $500,000,000, plus (B) ninety percent (90%) of the cumulative amount of equity raised by HTGC after June 30, 2014.

3.Conditions Precedent. Notwithstanding any other provision of this Fifth Amendment, this Fifth Amendment shall be of no force or effect, and Lenders and Agent shall not have any obligations hereunder, unless and until each of the following conditions have been satisfied:

3.1Receipt of Executed Fifth Amendment. Agent shall have received this

Fifth Amendment, duly executed by Borrower, each Lender, and Agent;

3.2Receipt of Executed Third Amended and Restated Fee Letter. Agent shall have received the Fee Letter, duly executed by Borrower and Agent;

3.3Payment of Fifth Amendment Closing Fee. Agent shall have received from Borrower payment of the Fifth Amendment Closing Fee;

3.4Secretary's Certificate. Agent shall have received a certificate from the

Secretary of Borrower attesting to (a) the resolutions of Borrower's Board of Directors (i) authorizing Borrower's execution, delivery, and performance of this Fifth Amendment, the Fee Letter, and all other Loan Documents executed in connection therewith to which Borrower is a party, and (ii) authorizing specific officers of Borrower to execute the same, and (b) the incumbency and signatures of such specific officers of Borrower; and

3.5Closing Certificate. Agent shall have received a certificate from the chief financial officer and chief executive officer of Borrower, certifying as to (a) the truth and accuracy of the representations and warranties of Borrower contained in Section 5 of the Loan Agreement as amended by this Fifth Amendment, (b) the absence of any Defaults or Events of Default, and (c) that after giving effect to the incurrence of Indebtedness under the Loan Agreement and the other transactions contemplated by the Loan Agreement as amended by this Fifth Amendment, Borrower is Solvent.

4.Representations and Warranties regarding Loan Agreement. Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Loan Agreement, are true and correct in all material respects as of the date hereof. Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this Fifth Amendment, that constitutes or would constitute a Default or an Event of Default.

5.Miscellaneous.

5.1Headings. The various headings of this Fifth Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Fifth Amendment or any provisions hereof.

5.2Counterparts. This Fifth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Fifth Amendment by either (i) facsimile transmission or (ii) electronic transmission in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF), shall be effective as delivery of a manually executed counterpart thereof.

5.3Interpretation. No provision of this Fifth Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

5.4Complete Agreement. This Fifth Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

5.6Effect. Upon the effectiveness of this Fifth Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof' or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, "thereunder," "thereof," or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

5.7Conflict of Terms. In the event of any inconsistency between the provisions of this Fifth Amendment and any provision of the Loan Agreement, the terms and provisions of this Fifth Amendment shall govern and control.

5.8No Novation or Waiver. Except as specifically set forth in this Fifth

Amendment, the execution, delivery and effectiveness of this Fifth Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or Lenders under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Loan and Security Agreement as of the day and year first above written.

HERCULES FUNDING II LLC,

a Delaware limited liability company, as Borrower

By: /s/ Jessica Baron

Name: Jessica Baron

Title: Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,

formerly known as Wells Fargo Foothill, LLC,

a Delaware limited liability company,

as Agent and a Lender

By: /s/ Aharon Tamavsky

Name: Aharon Tarnavsky Title: Vice President